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          [DELMARVA POWER & LIGHT COMPANY LETTERHEAD APPEARS HERE]



                                                                     Exhibit 5-B
                                                                     -----------



                                  May 26, 1994



Delmarva Power & Light Company
800 King Street
P. O. Box 231
Wilmington, DE  19899

Attention:  Dale G. Stoodley, Esquire


              Re:  Issuance and Sale of up to $250 Million
                   Common Stock and Debt Securities
                   --------------------------------------


Ladies and Gentlemen:

     Delmarva Power & Light Company (the "Company") is filing, on or about the date hereof, a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement covers up to $250,000,000 of the Company's Common Stock, par value $2.25 per share (the "Common Stock"), and/or its debt securities, comprised of its First Mortgage Bonds, which may be designated "Secured Medium-Term Notes" (collectively, the "Bonds") to be issued under a Mortgage and Deed of Trust dated as of October 1, 1943, between the Company and Chemical Bank as successor trustee (the "Bond Trustee"), as amended and supplemented (the "Mortgage"), and/or its unsecured Medium-Term Notes, Series C (the "Notes") to be issued under an Indenture dated as of November 1, 1988, between the Company and Chemical Bank, as successor trustee (the "Note Trustee"), as amended and supplemented (the "Indenture")(the Common Stock, the Bonds and the Notes are herein collectively called the "Securities"), or any combination thereof. I am Assistant General Counsel for the Company and have acted in that capacity in connection with the authorization and issuance and the registration by the Company of the Securities.

     I am of the opinion that the Company is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia.

     I am also of the opinion, but only to the extent that the matters addressed in this opinion are governed by Virginia law, that:

     (a) When all corporate action necessary to the valid authorization and issuance of the Securities shall have been duly taken by the Company; and
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Delmarva Power & Light Company
May 26, 1994
Page 2


     (b) When the Registration Statement, as it may be amended, with respect to the Securities shall have become effective; and

     (c) When the Virginia State Corporation Commission shall have entered appropriate orders approving the issuance of the Securities; then

          (1) When the Common Stock has been listed for trading on the New York Stock Exchange and the Philadelphia Stock Exchange; then

                  (A) So long as the Common Stock is issued on or before the expiration of the authority for such issuance as reflected in the Order of the Virginia State Corporation Commission, the Common Stock may be issued for the purposes and upon the terms stated in the Registration Statement, as then amended and effective, and in the Order of the Virginia Corporation Commission, as then amended and effective; and

                  (B) When so issued and paid for, the Common Stock will be validly issued, fully paid and non-assessable capital stock of the Company; and

          (2) When the Note Trustee shall have taken all action required by the Indenture; then

               (A) So long as the Notes are issued on or before the expiration of the authority for such issuance as reflected in the Order of the Virginia State Corporation Commission, the Notes may be issued for the purposes and upon the terms stated in the Registration Statement, as then amended and effective, and in the Order of the Virginia Corporation Commission, as then amended and effective; and

               (B) When so issued and paid for, the Notes will be validly issued, binding upon and enforceable against the Company in accordance with their terms, except as remedies may be limited by the laws and principles of equity affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws; and

          (3) When the Bond Trustee shall have taken all action required by the Mortgage, to be further amended by one or more supplemental indentures; and

          (4) When a supplemental indenture with respect to the Bonds shall have been executed and delivered by the Company to the Bond Trustee and shall have been duly recorded in the appropriate
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               counties in Virginia and any other appropriate states, all as contemplated by, and in conformity with, the Mortgage; then

               (C) So long as the Bonds are issued on or before the expiration of the authority for such issuance as reflected in the Order of the Virginia State Corporation Commission, the Bonds may be issued for the purposes and upon the terms stated in the Registration Statement, as then amended and effective, and in the Order of the Virginia State Corporation Commission, as then amended and effective; and

               (B) When so issued and paid for, the Bonds will be validly issued, binding upon and enforceable against the Company in accordance with their terms, except as remedies may be limited by the laws and principles of equity affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws.

     I am a member of the Bars of the Commonwealth of Virginia and the State of Delaware, but, for purposes of rendering this opinion, I have been engaged as an expert only with respect to the laws of the Commonwealth of Virginia as such laws might affect the issuance and sale of the Securities.

     I hereby authorize and consent to the use of this opinion as an exhibit to the Company's Registration Statement on Form S-3 and to any references to me in the Registration Statement and the Prospectus constituting a part thereof.

                                                        Very truly yours,

                                                        /s/PETER F. CLARK

                                                        Peter F. Clark